                              ARTICLES OF INCORPORATION
                                 (PROFIT CORPORATION)

These Articles of Incorporation are signed and acknowledged by the incorporators for the purpose of forming a corporation for profit under the provisions of Act No. 327 of the Public Acts of 1931, as amended, as follows:


                                      ARTICLE I.

The name of the corporation is MARK I MOLDED PLASTICS, INC.


                                     ARTICLE II.

The purpose or purposes for which the corporation is formed are as follows:
(a). To engage in the business of purchasing, manufacturing, compounding, refining, distributing, selling, importing, exporting, exploiting, using, and to manufacture, compound, refine, distill, treat, prepare, analyze, synthesize, produce and in every way deal in and with condensation and reaction products yielding solids, pastes or solutions, resinous or otherwise, suitable as a basis for plastics, coating and/or impregnating molding, injecting, compressing, extruding compositions, cements, and the like, including processes of making said condensation and reaction products, and including plastics, coating compositions, cements, and the like containing said condensation and reaction products as an essential and/or influential component and processes of making same; including the manufacturing of articles and products from said condensation and reaction products including without limitation thereof the manufacturing by post forming, stamping, fabricating, laminating, transfer molding, injection, compression, molding compositions made from said condensation and reaction products; also lacquers and coating compositions or adhesives made from said condensation and reaction products, also including the processing and manufacturing of articles made from such molding compositions, and to utilize plastics and plastic materials in any of the aforementioned manners in conjunction with any other material or materials, and to manufacture, process and otherwise work with, acquire, and dispose of products and/or personal property of every class and description.

(b). To purchase, acquire, hold mortgage, pledge, hypothecate, loan money upon, exchange, sell, assign, transfer, and otherwise deal in personal property and real property of every kind, character, and description whatsoever and wheresoever situated, and any interest therein.

(c). To apply for, obtain, purchase, take licenses in respect of or otherwise acquire, and to hold, own, use, grant licenses in respect of, manufacture under, sell, assign, mortgage, pledge or otherwise dispose of; any and all inventions, devices, processes and any improvements and modifications thereof; and any and all letters patent of the United States or of any other country, state, territory, or locality, and all rights connected therewith or appertaining thereunto; any and all copyrights granted by the United States or any other country, state, territory, or locality; and any and all trade-marks, trade-names, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States or of any other country, state, territory or locality.

(d). To acquire all or any part of the goodwill, rights, property and business of any corporation, association, partnership, firm, trustee, syndicate, combination, organization, other entity, or individual, domestic or foreign, heretofore or hereafter engaged in any business, similar to the business of the corporation or otherwise, and to pay for the same in cash or in shares of obligations of the corporation or otherwise, and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights and property so acquired, and to assume in connection therewith any liabilities of any such corporation, association, partnership, firm, trustee, syndicate, combination, organization, individual or other entity, domestic or foreign, and to conduct in the State of Michigan and/or in any other state, territory, locality or country the whole or any part of the business thus acquired, provided such business is not prohibited by the laws of the State of Michigan.

Each purpose specified in any clause of paragraph contained in this Article II shall be deemed to be independent of all other purposes herein specified and shall not be limited or restricted by reference to or inference from the terms of any other clause or paragraph of these Articles of Incorporation.

In general to carry on any business in connection therewith and incident thereto not forbidden by the laws of the State of Michigan and with all the powers conferred upon corporations by the laws of the State of Michigan.


                                     ARTICLE III.

Location of the first registered office is:

410 SOUTH JACKSON STREET            JACKSON           JACKSON Michigan   49201
(No.)   (Street)                    (City)            (County)       (Zip Code)

Post office address of the first registered office is:

410 SOUTH JACKSON STREET            JACKSON           Michigan   49201
(No. and Street or P.O. Box)        (City)                      (Zip Code)


                                     ARTICLE IV.

The name of the first resident agent is L.R. HOUMAN


                                      ARTICLE V.

                        The total authorized capital stock is
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          {Preferred shs. _______________}   {Par Value $________________}
     (1)                                                              per share
          {Common shs.   5,000           }   {Par Value $  10.00         }

                                             {Book Value $______________}
                                                                      per share
          {Preferred __________________}     {Price fixed for sale $_________}
and/or shs. of (2)                      no par value
          {Common _____________________}     {Book Value $______________}
                                                                      per share
                                             {Price fixed for sale $_________}

(3) A statement of all or any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof is as follows:



                                     ARTICLE VI.

The names and places of residence or business of each of the incorporators and the number and class of shares subscribed for by each are as follows: (Statute requires one or more incorporators)

--------------------------------------------------------------------------------
Name                Residence or Business Address              NUMBER OF SHARES
                    (No.) (Street) (City) (State)   PAR STOCK  NON-PAR STOCK
                                                    COMMON     PREFERRED  COMMON
--------------------------------------------------------------------------------
PREFERRED
JACQUELINE RUMSEY   ROUTE #3, HILLSDALE, MICHIGAN      363
DELL MAXSON         ROUTE #2, PITTSFORD, MICHIGAN      187
JOSEPH FEIER        LIVINGSTON, NJ                     350
DUANE SELL          BOX 108, BRYON, OHIO             1,500
HUBERT B. CLUNE     BOX 390, BRYON, OHIO             1,500
CHARLES JAMESON     428 N.MAIN, ADRIAN, MICHIGAN       350
--------------------------------------------------------------------------------

                                     ARTICLE VII.

The names and addresses of the first board of directors are as follows:
(Statute requires at least three directors)

------------------------------------------------------------------------------
Name                     Residence or Business Address
                         (No.)  (Street)                 (City)       (State)
------------------------------------------------------------------------------
JACQUELINE RUMSEY        245 ASHTEWETTE BEACH, ROUTE #3, HILLSDALE, MICHIGAN
DELL MAXSON              ROUTE #2, PITTSFORD, MICHIGAN
JOSEPH FEIER                                             LIVINGSTON, NJ
DUANE SELL               BOX 108, BRYON, OHIO
HUBERT B. CLUNE          BOX 390, BRYON, OHIO
CHARLES JAMESON          428 N. MAIN STREET, ADRIAN, MICHIGAN
------------------------------------------------------------------------------

                                    ARTICLE VIII.

The term of the corporate existence is perpetual.

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(If term is for a limited number of years, then state the number of years instead of perpetual.)
                                     ARTICLE IX.

OPTIONAL.  (Please delete Article IX if not applicable.)

Whenever a compromise or arrangement or any plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, any court of equity jurisdiction within the state may on the application of this corporation or of any creditor or any shareholder thereof, or on the application of any receiver or receivers appointed for this corporation, order a meeting of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, agree to any compromise or arrangement or to any reorganization of this corporation as a consequence of such compromise or arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.


                                      ARTICLE X.
        (Here insert any desired additional provisions authorized by the Act.)



We, the incorporators, sign our names this 31ST day of JULY, 1968.

______________________________________________________________________________
/s/ Jacqueline Rumsey                                          /s/ Dell Maxson

______________________________________________________________________________
/s/ Joseph Feier                                                /s/ Duane Sell

______________________________________________________________________________
/s/ Hubert B. Clune                                        /s/ Charles Jameson

______________________________________________________________________________


______________________________________________________________________________

STATE OF MICHIGAN        )         (One or more of the parties signing must
                                   acknowledge before the Notary)
                         ) SS
COUNTY OF   JACKSON      )

On this 31ST day of JULY, 1968, before me personally appeared JACQUELINE RUMSEY, JOSEPH FEIER, HUBERT B. CLUNE, DELL MAXSON, DUANE SELL AND CHARLES JAMESON to me known to be the persons described in and who executed the foregoing instrument, and acknowledged that they executed the same as their free act and deed.

                              -------------------------------------------
                              (Signature of Notary)

                                     /S/  L.R. HELMAN
                              -------------------------------------------
                              (Print or type name of Notary)

                              Notary Public for JACKSON County,
                              State of Michigan

                              My commission expires JULY 15, 1969
                              (Notarial seal required if acknowledgment taken out of State)

                           CERTIFICATE OF AMENDMENT TO THE
                              ARTICLES OF INCORPORATION

                             MARK I MOLDED PLASTICS, INC.
                                   (Corporate Name)

a Michigan corporation, whose registered office is located at
410 SOUTH JACKSON STREET    JACKSON     JACKSON      Michigan   49201
(No.)     (Street)          (City)      (County)             (Zip Code)
certifies pursuant to the provisions of Section 43 of Act No. 327 of the
Public Acts of 1931, as amended, that at a meeting of the    SHAREHOLDERS
                                                      (Shareholders or members)
of said corporation called for the purpose of amending the articles of incorporation, and held on the 3RD day of NOVEMBER, 1969, it was resolved by the vote of

(the holders of two-thirds of the shares) of each class entitled to vote and by

(two-thirds of the shares) of each class whose rights, privileges or preferences are changed, that

Article No. V of the Articles of Incorporation is amended to read as follows. viz.:

                                    ARTICLE V
       (Any article being amended is required to be set forth in its entirety.)

                        The total authorized capital stock is

(1)  Common Shares, Class "A", 50,000  . . . . . . . .Par Value $1.00 per share
     Common Shares, Class "B", 20,000. . . . . . . . .Par Value $1.00 per share
(2) A statement of all or any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof is as follows:

     Class "A" stock shall be subject to the following restriction:

     No stockholder, his executor, administrator, or other legal representative shall sell, assign, transfer or otherwise dispose of any share or shares of the stock of this corporation unless said share or shares of stock shall have been offered for sale to the other stockholder or stockholders at a price per share as established by the stockholders at their last annual meeting; and the other stockholder or stockholders shall have the right to purchase the same by the payment of such book value at any time within thirty (30) days after receipt of written notice of said offer. If there is more than one other stockholder, such offer shall be to sell to each of them the same proportion of the shares offered as the number of shares held by him bears to the total number of shares held by all stockholders to whom the offer is made. In the event that the other stockholder or stockholders do not within thirty (30) days after receipt of the notice of said offer, accept same, the share or shares shall next be offered for sale to the corporation at a price per share as established by the stockholders at their last annual meeting, and the corporation shall have the right to purchase the same with any funds legally available for the purpose, by the payment of such amount at any time within thirty (30) days after receipt of written notice of said offer. In the event of any dispute, the matter shall be referred to the American Arbitration Association for binding arbitration. In the event of the failure or refusal of the stockholder or stockholders and the corporation to purchase the shares in the manner set forth above, then, in that event, the stockholder shall be free and have the unrestricted right to dispose of his shares in any manner available to him. Notwithstanding the foregoing, the shares of Hubert B. Clune and/or Duane Sell shall be first offered to the other, upon the same terms as set forth above, and upon the expiration of the thirty (30) day offering period, any of such shares not purchased by the offeree shall be then offered to the remaining shareholder and then, in turn, to the corporation, and then to third parties in the same manner and upon the same terms as set forth above.

     Class "B" stock shall be subject to the following restriction:

     Class "B" stock shall be issued only to employees of Mark I Molded Plastics, Inc., and in the event of the termination of employment of said employee stockholder, for any reason whatsoever, on or before five (5) years from date of issuance, the shares must be resold to the Company by the stockholder, and the Company must repurchase said shares at the price per share established by the stockholders at their last annual meeting, with said price to be no less than that paid by the employee stockholder, and, in the event of said shareholder employee's failure to so do, then, in that event, the Secretary of the Company shall cancel said certificate and the shares represented thereby upon the books and records of the Company, and shall forward to said shareholder employee, at his last known address, payment therefore, computed as set forth above. After the expiration of the said five (5) year period, said shares shall bear the same restriction as that of Class "A" stock, as follows:

     No stockholder, his executor, administrator, or other legal representative shall sell, assign, transfer or otherwise dispose of any share or shares of the stock of this corporation unless said share or shares of stock shall have been offered for sale to the other stockholder or stockholders at a price representing the price per share as established by the stockholders at their last annual meeting; and the other stockholder or stockholders shall have the right to purchase the same by the payment of such book value at any time within thirty (30) days after written notice of said offer. If there is more than one other stockholder, such offer shall be to sell to each of them the same proportion of the shares offered as the number of shares held by him bears to the total number of shares by all stockholders to whom the offer is made. In the event that the other stockholder or stockholders do not within thirty (30) days after receipt of the notice of said offer, accept same, the share or shares shall next be offered for sale to the corporation at a price per share as established by the stockholders at their last annual meeting, and the corporation shall have the right to purchase the same with any funds legally available for the purpose, by the payment of such amount at any time within thirty (30) days after receipt of written notice of said offer. In the event of any dispute, the matter shall be referred to the American Arbitration Association for binding arbitration. In event of the failure or refusal of the stockholder or stockholders and the corporation to purchase the shares in the manner set forth above, then, in that event, the stockholder shall be free and have the unrestricted right to dispose of his shares in any manner available to him. Notwithstanding the foregoing, the shares of Hubert B. Clune and/or Duane Sell shall be first offered to the other, upon the same terms as set forth above, and upon the expiration of the thirty (30) day offering period, any of such shares not purchased by the offeree shall be then offered to the remaining shareholder and then, in turn, to the corporation, and then to third parties in the same manner and upon the same terms as set forth above. Class "B" shareholders shall possess no preemptive rights.

NOTE: Sec. 43, amended by Act 155, P.A. 1953, provides:

      Signed on APRIL 16, 1970.

          Affix Corporate Seal Here               MARK I. MOLDED PLASTICS, INC.
                                                  (Corporate Name)

                              By:  /s/ HUBERT B. CLUNE
                                 -----------------------------------------
                                   (President or Vice-President)

                                   /s/ JACQUELINE RUMSEY
                                 -----------------------------------------
                                   (Secretary or Assistant Secretary)

STATE OF MICHIGAN        )
                         ) SS
COUNTY OF   JACKSON      )

     On this 16TH day of APRIL, 1970, before me appeared
HUBERT B. CLUNE     AND JACQUELINE RUMSEY   to me personally known, who,
(Name of President or Vice-President)
being by me duly sworn, did say that he is the president of MARK I MOLDED PLASTICS, INC. which executed the foregoing instrument, and that
    (Corporate Name)
*[the seal affixed to said instrument is the corporate seal of said corporation, and that] said instrument was signed *[and sealed] in behalf of said corporation by authority of its board of directors, and said officer acknowledged said instrument to be the free act and deed of said corporation.

* If corporation has no seal strike out the words in brackets and add at end of acknowledgment the following: "and that said corporation has no corporate seal."

                                   /s/ BEVERLY R. BULEMBA
                                      ------------------------------------
                                   (Signature of Notary)

                                   Notary Public for   JACKSON   County, State
                                   of Michigan

                                   My Commission expires June 30, 1973
                                        (Notarial seal required if
                                        acknowledgment taken out of State)

                          (For Use by Domestic Corporations)
                           CERTIFICATE OF AMENDMENT TO THE
                             ARTICLES OF INCORPORATION OF
                             MARK I MOLDED PLASTICS, INC.
                                (Name of Corporation)

The undersigned corporation executes the following Certificate of Amendment to its Articles of Incorporation pursuant to the provisions of Section 631, Public Acts of 1972:

1.   The name of the corporation is   MARK I MOLDED PLASTICS, INC.

     The location of the registered office is
     410 SOUTH JACKSON STREET JACKSON    Michigan           49201.
           (No. and Street)            (Town or city)    (Zip Code)

2. The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation in accordance with Subsection (2) of
     Section 611, Act 284, Public Acts of 1972, on the 10TH day of APRIL, 1973.

Resolved, that Article V of the Articles of Incorporation be amended to read as follows: (Any article being amended is required to be set forth in its entirety.)

     The total authorized capital stock is:

     (1)  Common Shares, Class "A", 50,000 . . . . . .Par Value $1.00 per share
          Common Shares, Class "B", 20,000 . . . . . .Par Value $1.00 per share
     (2) A statement of all or any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof is as follows:

          Class "A" stock shall be subject to the following restriction:  NONE

          Class "B" stock shall be subject to the following restriction:

          Class "B" stock shall be issued only to employees of Mark I Molded Plastics, Inc., and, in the event of the termination of employment of said employee stockholder, for any reason whatsoever, on or before five (5) years from date of issuance, the shares must be resold to the Company by the stockholder, and the Company must repurchase said shares at the price per share established by the stockholders at their last annual meeting, with said price to be no less than that paid by the employee stockholder, and, in the event of said shareholder employee's failure to so do, then, in that event, the Secretary of the company shall cancel said certificate and the shares represented thereby upon the books and records of the Company and shall forward to said shareholder employee, at his last known address, payment therefore computed as set forth above. After the expiration of the said five (5) year period, said shares shall bear the same restriction as that of Class "A" stock, as follows: NONE.

3. The necessary number of shares as required by statute were voted in favor of the amendment.

Dated this 10TH day of APRIL, 1973.

                              MARK I MOLDED PLASTICS, INC.
                              -----------------------------------------
                              (Corporate Name)

                         By:  /s/ DUANE SELL
                              -----------------------------------------
                              (Signature)

                              Vice President and Treas.
                              -----------------------------------------
                              (Type or Print Name and Title)